Exhibit 4.20

FORM OF FIRST AMENDMENT

TO

WARRANT AGENT AGREEMENT

BriaCell Therapeutics Corp., a company incorporated under the laws of British Columbia (the “Company”), and Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, collectively as Warrant Agent (the “Warrant Agent”) agree to this first amendment (this “Amendment”) to the Warrant Agent Agreement between the parties dated April 25, 2025 (the “Warrant Agreement”) effective as of July [____], 2025 (the “Effective Date”).

WHEREAS, in April of 2025, the Company sold warrants (the “Original Warrants”) to public investors pursuant to a registration statement on Form S-1 (File No. 333–286072) and a related prospectus.

WHEREAS, pursuant to the terms of the Warrant Agreement, the Company retained the Warrant Agent to act as its warrant agent in connection with the issuance, transfer, exchange and replacement of the certificates evidencing the Original Warrants.

WHEREAS, the Company has sold or will sell additional warrants (the “New Warrants”) to public investors pursuant to a registration statement on Form S-1 (File No. 333-[_______]) (the “New Registration Statement”) and a related prospectus, which New Warrants have or will have terms identical to those of the Original Warrants.

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in accordance with the terms set forth in the Warrant Agreement, as amended by this Amendment, in connection with the issuance, registration, transfer, exchange and exercise of the New Warrants.

WHEREAS, the Company desires to provide for the provisions of the New Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the New Warrants.

WHEREAS, pursuant to the terms of Section 8.8 of the Warrant Agreement, the Warrant Agreement may be amended by a written document signed by both the Company and the Warrant Agent; provided that, such amendment does not adversely affect the interest of the Holders (as defined in the Warrant Agreement).

WHEREAS, in compliance with Section 8.8 of the Warrant Agreement, the Company has delivered to the Warrant Agent a certificate from an authorized officer of the Company that states that this Amendment complies with the terms of the Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.	The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the New Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions set forth in the Warrant Agreement (and no implied terms or conditions).

2.	From and after the Effective Date, each reference in the Warrant Agreement to “Warrant,” “Warrants,” “Global Warrant,” “Global Warrants,” “Global Certificate,” “Global Certificates,” “Warrant Certificate” and “Warrant Certificates” shall mean and include both the Original Warrants and the New Warrants.

3.	From and after the Effective Date, each reference in the Warrant Agreement to “this Warrant Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Warrant Agreement in any other document shall be deemed a reference to the Warrant Agreement as amended hereby.

4.	Except as modified herein, all other terms and conditions of the Warrant Agreement shall remain unchanged and in full force and effect.

5.	This Amendment may be executed in any number of original, facsimile or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the Effective Date.

BRIACELL THERAPEUTICS CORP.

By:
Name:	William V. Williams
Title:	President and Chief Executive Officer

COMPUTERSHARE INC.
COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title: